                                                                  Exhibit 10(a)



 Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 48 to the Registration Statement (Form N-4 No. 333-36316) pertaining to Lincoln Life Variable Annuity Account N, and to the use therein of our reports dated (a) April 1, 2010, with respect to the consolidated financial statements of The Lincoln National Life Insurance Company and (b) April 7, 2010, with respect to the financial statements of Lincoln Life Variable Annuity Account N.

/S/ ERNST & YOUNG, LLP


Philadelphia, Pennsylvania
April 13, 2010